As filed with the Securities and Exchange Commission on March 30, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under
The Securities Act of 1933

(Exact Name of Registrant as specified in its charter)

The Cayman Islands (State or other jurisdiction of incorporation or organization)	Not applicable (IRS employer identification number)

34/F Citicorp Centre
18 Whitfield Road
Causeway Bay, Hong Kong
(Address, including zip code, of principal executive offices)

2004 EMPLOYEE SHARE PURCHASE PLAN
(Full name of plan)

Steven L. Chan
General Counsel and Company Secretary
chinadotcom corporation
34/F Citicorp Centre, 18 Whitfield Road,
Causeway Bay, Hong Kong
(Name and address of agent for service)

(852) 2237-7238
(Telephone number, including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Class A Common Shares, par value US$0.00025 per share	2,000,000	US$2.98	US$5,960,000	US$702

(1)	This registration statement covers the maximum number of shares authorized for issuance pursuant to the registrant’s 2004 Employee Share Purchase Plan. This registration statement also covers an indeterminate number of shares which may be necessary to adjust the above-referenced Plan as a result of any future stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and 457(h), on the basis of the average of the high and low prices of the Registrant’s Class A Common Shares as reported on the Nasdaq National Market on March 30, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION OF MAPLES AND CALDER
EX-23.1 CONSENT OF ERNST AND YOUNG
EX-23.3 CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-99.1 2004 EMPLOYEE SHARE PURCHASE PLAN

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Explanatory Note

     We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, (the “Securities Act”) to register 2,000,000 Class A Common Shares, par value US$0.00025 per share, (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance under our 2004 Employee Share Purchase Plan (the “Plan”).

     The information required by Part I of Form S-8 with respect to the foregoing shares is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     chinadotcom corporation (“chinadotcom” or the “Company”) is subject to the informational and reporting requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission are incorporated in this registration statement by reference:

(1)	chinadotcom’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2003, filed with the SEC on July 8, 2004.

(2)	chinadotcom’s Current Report on Form 6-K, filed with the Commission on March 29, 2005 for the period between March 29, 2005 and March 29, 2005.

(3)	The description of chinadotcom’s Class A Common Shares set forth under the caption “Description of chinadotcom Share Capital” contained in the Proxy Statement/Prospectus included in chinadotcom’s Registration Statement on Form F-4 (Registration No. 333-109493), as amended, filed with the Commission on July 8, 2004.

     In addition, all documents filed by chinadotcom pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Companies Law of the Cayman Islands does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. chinadotcom’s memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except if they acted in a willfully negligent manner or defaulted in any action against them.

     Cayman Islands law will not allow the limitation of a director’s liability for his own fraud, willful neglect or willful default.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following documents are filed with or incorporated by reference in this Registration Statement:

Exhibit No.	Description of Exhibit
4.1
Conformed copy of the Amended and Restated Memorandum of Association (incorporated by reference to chinadotcom’s current report on Form 6-K (File No. 000-30134) filed with the Commission on September 18, 2002)

4.2
Conformed copy of the Amended and Restated Articles of Association (incorporated by reference to chinadotcom’s current report on Form 6-K (File No. 000-30134) filed with the Commission on September 18, 2002)

4.3
Specimen stock certificate representing shares of Class A Common Shares of chinadotcom (incorporated by reference to chinadotcom’s Registration Statement on Form S-8 (File No. 333-12958) filed with the Commission on December 7, 2000)

5.1	Opinion of Maples and Calder, Cayman Islands counsel for chinadotcom, as to the validity of the Class A Common Shares to which this Registration Statement relates
23.1	Consent of Ernst & Young
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on signature page to this Registration Statement)
99.1	2004 Employee Share Purchase Plan

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	As a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, Special Administrative Region of the People’s Republic of China, on the 30th day of March, 2005.

chinadotcom corporation
By:	/s/ Raymond K.F. Ch’ien
	Name:	Raymond K.F. Ch’ien
	Title:	Chief Executive Officer and Executive Chairman (principal executive officer)

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Keith Oliver and Steven Chan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Raymond K.F. Ch’ien Raymond K.F. Ch’ien	Chief Executive Officer and Executive Chairman (principal executive officer)	March 30, 2005

/s/ Peter Yip Peter Yip	Vice Chairman	March 30, 2005

/s/ Zhou Shun Ao Zhou Shun Ao	Vice Chairman	March 30, 2005

/s/ Thomas M. Britt, III Thomas M. Britt, III	Director	March 30, 2005

Signature	Title	Date
/s/ William Fung William Fung	Director	March 30, 2005

/s/ Ki Chi Kwong Ki Chi Kwong	Director	March 30, 2005

/s/ Carrick John Clough Carrick John Clough	Director	March 30, 2005

/s/ Keith Oliver Keith Oliver	Chief Financial Officer (principal financial officer)	March 30, 2005

/s/ Tracey Sprengeler Harris Tracey Sprengeler Harris	Director of Reporting, Corporate Finance (principal accounting officer)	March 30, 2005

/s/ Craig David Celek Craig David Celek	Authorized Representative in the United States	March 30, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1
Conformed copy of the Amended and Restated Memorandum of Association (incorporated by reference to chinadotcom’s current report on Form 6-K (File No. 000-30134) filed with the Commission on September 18, 2002)

4.2
Conformed copy of the Amended and Restated Articles of Association (incorporated by reference to chinadotcom’s current report on Form 6-K (File No. 000-30134) filed with the Commission on September 18, 2002)

4.3
Specimen stock certificate representing shares of Class A Common Shares of chinadotcom (incorporated by reference to chinadotcom’s Registration Statement on Form S-8 (File No. 333-12958) filed with the Commission on December 7, 2000)

5.1	Opinion of Maples and Calder, Cayman Islands counsel for chinadotcom, as to the validity of the Class A Common Shares to which this Registration Statement relates
23.1	Consent of Ernst & Young
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on signature page to this Registration Statement)
99.1	2004 Employee Share Purchase Plan